040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20160001623-01
Barbara K. Cegavske	Filing Date and Time
Secretary of State	01/04/2016 11:59 AM
State of Nevada	Entity Number
	E0001592016-2

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: NUTRIBAND INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: INCORP SERVICES, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 100000000 | Par value per share: $ 0.001 | Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) GARETH P SHERIDAN
Name
2360 CORPORATE CIRCLE, SUITE 400 | HENDERSON | NV | 89074
Street Address | City | State | Zip Code

2) SERGUEI V MELNIK
Name
2360 CORPORATE CIRCLE, SUITE 400 | HENDERSON | NV | 89074
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:
MANUFACTURING AND WHOLSALE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

INCORP SERVICES, INC. | X INCORP SERVICES, INC.
Name | **Incorporator Signature**

2360 CORPORATE CIRCLE STE 400 | HENDERSON | NV | 89074
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X INCORP SERVICES, INC. | 1/4/2016
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske Secretary of State State of Nevada	20160215902-18
	Filing Date and Time 05/12/2016 8:49 AM
	Entity Number E0001592016-2

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Nutriband Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The first paragraph of Section 3. Authorized Stock. of the Articles of Incorporation of the corporation is amended to read in its entirety as follows: "3. Authorized Stock: The aggregate number of shares that the corporation will have authority to issue is One Hundred Ten Million (110,000,000) of which One Hundred Million (100,000,000) shares will be common stock, with a par value of $.001 per share ("Common Stock"), and Ten Million (10,000,000) shares will be preferred stock, with a par value of $.001 per share ("Preferred Stock"). The board of directors shall have the authority to prescribe the series and the number of shares of each series of Preferred Stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of series of Preferred Stock. Each share of the corporation's issued and outstanding Common Stock shall be subject to a 5-for-1 forward stock split."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: a majority.

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske Secretary of State State of Nevada	20190225342-00
	Filing Date and Time: 05/24/2019 12:49 PM
	Entity Number: E0001592016-2

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

Nutriband Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

The Statement of Designation of Nutriband Inc, which sets forth the voting powers, designations, preferences, limitations, restrictions and relative rights of the holders of the Series A Convertible Preferred Stock is attached as Exhibit A to this Certificate of Designation.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature] Gareth Sheridan, CEO

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Designation
Revised: 1-5-15

Exhibit A

STATEMENT OF DESIGNATIONS

OF

NUTRIBAND INC.

Series A Convertible Preferred Stock

The designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the Series A Convertible Preferred Stock are as follows:

1. Designation and Number of Shares. The designation of this series of 2,500,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock"), created by the Board of Directors of the Nutriband Inc. (the "Corporation") pursuant to the authority granted to it by the articles of incorporation of the Corporation is "Series A Convertible Preferred Stock," which is hereinafter referred to as the "Series A Preferred Stock." In the event of the conversion of shares of Series A Preferred Stock into this Corporation's common stock, par value $.001 per share ("Common Stock"), pursuant to Section 4 of this Statement of Designations, or in the event that the Corporation shall acquire and cancel any shares of Series A Preferred Stock, the shares of Series A Preferred Stock so converted or otherwise acquired and canceled shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such stock is once more designated as part of a particular series by the Corporation's Board of Directors, and the number of authorized shares of Series A Preferred Stock shall be reduced by the number of shares so converted or otherwise acquired and canceled. In addition, if the Corporation does not issue the maximum number of shares of Series A Preferred Stock, the Corporation may, from time to time, by resolution of the Board of Directors, reduce the number of shares of Series A Preferred Stock authorized, provided, that no such reduction shall reduce the number of authorized shares to a number which is less than the number of shares of Series A Preferred Stock then issued or reserved for issuance. The number of shares by which the Series A Preferred Stock is reduced shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such stock is once more designated as part of a particular series by the Corporation's Board of Directors. If necessary or appropriate, the Board of Directors shall cause to be filed with the Secretary of State of the State of Nevada such certificate as shall be necessary to reflect any reduction in the number of shares constituting the Series A Preferred Stock, and, at such time as all of the shares of Series A Preferred Stock have been converted or otherwise acquired by the Corporation, a certificate reflecting the termination of the Series A Preferred Stock as a separate series of Preferred Stock.

2. Dividend Rights. In the event that the Corporation declares a dividend payable to the holders of the Common Stock, the Corporation shall pay to the holders of the Series A Preferred Stock of record on the record date for determining holders of Common Stock a dividend per share of Series A Preferred Stock equal to the dividend that would be payable with respect to the number of shares of Common Stock as are issuable upon conversion of the Series A Preferred Stock, based on the conversion rate in effect on such record date. The Corporation shall not pay any dividend to the holders of the Common Stock unless the Corporation pays, on the dividend payment date for the holders of the Common Stock, from funds legally available therefor, the dividend payable to the holders of the Series A Preferred Stock on such dividend payment date as provided in this Section 2.

3. Voting Rights.

(a) Except as otherwise provided by law or this Statement of Designations, the holders the Series A Preferred Stock shall vote together with the holders of the Common Stock, with each share of Series A Preferred Stock having the number of votes per share equal to the number of shares of Common Stock into which one share of Series A Preferred Stock is convertible on the record date for the determining stockholders entitled to vote. Such vote may be cast at a meeting of stockholders or by a written consent in lieu of a meeting.

(b) The vote of the holders of a majority of the outstanding shares of Series A Preferred Stock shall be required for any amendment to this Statement of Designations.

(c) The separate vote of the holders of the Series A Preferred Stock shall not be required to increase or decrease the number of authorized shares of Preferred Stock.

(d) If the holders of the Series A Preferred Stock shall be entitled to vote as a class, each share of Series A Preferred Stock shall be entitled to one vote, and the consent of the holders of the Series A Preferred Stock may be given at a meeting of the holders of the Series A Preferred Stock or by a written consent signed by the holders of a majority of the outstanding shares of Series A Preferred Stock.

(e) The Corporation may create other series of Preferred Stock or capital stock which may be senior to, junior to or on a parity with the Series A Preferred Stock as to dividends or on voluntary or involuntary dissolution, liquidation or winding up without the consent of the holders of the Series A Preferred Stock.

4. Conversion into Common Stock.

(a) Subject to Section 4(g) of this Statement of Designations, each holder of the Series A Preferred Stock will have the right, at any time and from time to time from and after the date of a Conversion Event, as hereinafter defined, to convert the Series A Preferred Stock into shares of Common Stock at the Conversion Rate, as hereinafter defined. The "Conversion Rate" shall mean the number of shares of Common Stock issuable upon conversion of one share of Series A Preferred Stock. The Conversion Rate shall be one (1), subject to adjustment as provided in Section 4(c) of this Statement of Designations.

(b) Conversion of the Series A Preferred Stock shall be effected by surrender of the certificate representing the shares of Series A Preferred Stock being converted to the Corporation's transfer agent, or, if none shall have been appointed, to the Corporation, together with the form of notice of conversion as may be provided from time to time by the Corporation; provided, that if the ownership of the Series A Preferred Stock is maintain in book entry, with no stock certificates being issued, conversion shall be effected by notice to the Corporation in a form provided by the Corporation. Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day the notice of conversion, and, if stock certificates have been issued, delivery of the stock certificate, duly signed by the holder thereof, is received by the Corporation, and the person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock as of such time. As promptly as practicable on or after the conversion date, the Corporation or its transfer agent shall issue and shall

deliver a certificate or certificates for the number of shares of Common Stock issuable upon such conversion to the person or persons entitled to receive the same.

(c) The Conversion Rate shall be subject to adjustment as follows:

(i) In case the Corporation shall, after the date that this Statement of Designations is filed with the Secretary of State of the State of Nevada, (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (B) subdivide, split or reclassify its outstanding Common Stock into a greater number of shares, (C) effect a reverse split or otherwise combine or reclassify its outstanding Common Stock into a smaller number of shares, or (D) issue any shares by reclassification of its shares of Common Stock, the Conversion Rate in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted to reflect, in accordance with generally accepted accounting principles, such dividend, subdivision, distribution, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Section 4(c)(i) shall occur.

(ii) In the event that at any time, as a result of an adjustment made pursuant to Section 4(c)(i) of this Statement of Designations, the holder of shares of Series A Preferred Stock thereafter shall become entitled to receive any shares of the Corporation, other than or in addition to, Common Stock, thereafter the number of such other shares so receivable upon conversion of shares of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 4.

(iii) Whenever any adjustment is required by the provisions of Section 4(c)(i) of this Statement of Designations, the Corporation shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjustment and the adjusted Conversion Rate, setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by any holder of shares of Series A Preferred Stock, and the Corporation shall, forthwith after each such adjustment, mail a copy of such certificate by first class mail to the holder of Series A Preferred Stock at such holders' addresses set forth in the Corporation's books and records.

(d) In case, at any time:

(i) the Corporation shall pay any dividend or make any distribution upon Common Stock (other than a cash dividend payable out of retained earnings or cash surplus); or

(ii) the Corporation shall offer to the holders of Common Stock for subscription or purchase by them any shares of any class or any other rights, or

(iii) any reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Corporation to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be effected;

then in any such case, the Corporation shall cause to be mailed by first class mail to the record holders of Series A Preferred Stock at least ten (10) days prior to the date specified in (A) and (B) below, as the

case may be, a notice containing a brief description of the proposed action and stating the date on which (A) a record is to be taken for the purpose of such dividend, distribution or rights, or (B) such reclassification, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

(e) In case of (i) any consolidation or merger of the Corporation with or into another corporation (other than a merger intended primarily to change the Corporation's jurisdiction of incorporation), or (ii) or the sale of all or substantially all of the assets of the Corporation to another company or entity not controlled by the then existing stockholders of the Corporation in a transaction or series of transactions (other than a Liquidation pursuant to Section 6 of this Statement of Designations), each share of Series A Preferred Stock shall, regardless of whether a Conversion Event shall have occurred, immediately prior to the effective time of such merger or consolidation or sale, automatically become and be converted into the number of shares of Common Stock as are issuable upon conversion based on the Conversion Rate in effect immediately prior to the effective time of such transaction.

(f) No fractional shares or script representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. If, upon conversion of any shares of Series A Preferred Stock, any holder would, except for the provisions of this Section 4(f), be entitled to receive a fractional share of Common Stock, then the number of shares of Common Stock issuable upon such conversion shall be rounded up to the next higher whole number of shares.

(g) A "Conversion Event" shall mean any of the following:

(i) five years from the effective date of the first registration statement relating to securities of the Corporation which is declared effective by the Securities and Exchange Commission following the date (the "IPO Date") on which the Board of Directors of the Corporation created the Series A Preferred Stock;

(ii) the effective time of acquisition of the Corporation by a third party or the sale of the Corporation's business and assets to a third party which is not covered by Section 4(e)

(iii) a change of control where a party or related parties in one or a series of transactions acquires at least a 40% equity position in the Corporation;

(iv) ten days after the filing by the Corporation of the first Form 10-K in which the Corporation reports consolidated net income of at least $1,000,000;

(v) the Corporation having a market capitalization of at least $200,000,000 or a public float of at least $75,000,000, or

(vi) a determination by the compensation committee (or other committee composed solely independent directors) that the Series A Preferred Stock can be converted, provided, that such date shall not be earlier than two years from the IPO Date.

(h) The Company shall promptly notify the holders of the Series A Preferred Stock of the occurrence of a Conversion Event; provided, that the failure of the Company to give such notice shall

not affect the right of the holders of the Series A Preferred Stock to convert following a Conversion Event.

(i) The Common Stock issuable upon conversion of the Series A Preferred Stock shall, when so issued, be duly and validly authorized and issued, fully paid and non-assessable.

5. No Right of Redemption. The Corporation shall have no right to redeem the Series A Preferred Stock.

6. Liquidation Rights.

(a) In the event of the Liquidation of the Corporation, as hereinafter defined, whether voluntary or involuntary, holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, after payment of any preferences which are payable to the holders of any class or series of capital stock which is senior to the Preferred Stock upon liquidation, dissolution or winding up, an amount equal to $0.01 per share, before any payment or distribution upon dissolution, liquidation or winding up shall be made with respect to the Common Stock and any other class or series of capital stock ranking junior to Series A Preferred Stock as to such payment or distribution, and after all such payments or distributions have been made on any series or class of capital stock ranking senior to the Series A Preferred Stock as to such payment or distribution. After payment of the preference set forth in this Section 6(a), the holders of the Series A Preferred Stock shall participate with the holders of the Common Stock and any other classes or series of capital stock that have similar participation rights (each, a "Participating Series"), as if the Series A Preferred Stock, such other Participating Series of capital stock and the Common Stock were a single class of capital stock with each share of Series A Preferred Stock being deemed to be the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock on the date of the Liquidation and each share of each of such other Participating Series being deemed to be the number of shares of Common Stock issuable upon conversion of such class or series on the date of Liquidation.

(b) The term "Liquidation" shall mean any liquidation, dissolution or winding-up of the Corporation or sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, except that a transaction described in Section 4(e) shall be governed by said Section 4(e) and not this Section 6.

(c) In the event the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6(a) of this Statement of Designations, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of Series A Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series A Preferred Stock and such other parity shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

7. Notice. The Corporation shall treat the registered holder of any shares of Series A Preferred Stock as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Corporation or its transfer agent, if any) for

all purposes and shall not be affected by any notice to the contrary, and the Corporation shall not incur any liability as a result of its compliance with the provisions of this Section 7. Notice to a holder of Series A Preferred Stock shall be sent by first class mail, postage prepaid, to the addresses of the registered holders set forth on the Corporation's stock records.

8. Rank of Series. For purposes of this Statement of Designations, any stock of any series or class of the Corporation shall be deemed to rank:

(a) prior to the shares of Series A Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Series A Preferred Stock;

(b) on a parity with shares of Series A Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of Series A Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of Series A Preferred Stock;

(c) junior to shares of Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, as the case may be, if such class shall be Common Stock or if the holders of shares of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

9. Transfer Agent and Registrar. The Corporation may appoint a transfer agent and registrar for the issuance, transfer and conversion of the Series A Preferred Stock.

150203

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Amendment to Certificate of Designation Before Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number
Barbara K. Cegavske Secretary of State State of Nevada	20190264165-76
	Filing Date and Time 06/20/2019 9:02 AM
	Entity Number E0001592016-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - Before Issuance of Class or Series)

1. Name of corporation:

Nutriband Inc.

2. The original class or series of stock set forth:

Series A Convertible Preferred Stock, consisting of 2,500,000 shares

3. By a resolution of the board of directors the original class or series is amended as follows:

The Series A Convertible Preferred Stock is terminated and the 2,500,000 shares are restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such stock is once more designated as part of a particular series by the Board of Directors

4. As of the date of this certificate no shares of the class or series of stock have been issued.

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20190270757-60
Barbara K. Cegavske	Filing Date and Time
Secretary of State	06/25/2019 8:19 AM
State of Nevada	Entity Number E0001592016-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Nutriband Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

10,000,000 shares of preferred stock, par value $0.001 per share
100,000,000 shares of common stock, par value $0.001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

10,000,000 shares of preferred stock, par value $0.001 per share
25,000,000 shares of common stock, par value $0.001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

As a result of the change, the Corporation will issue 0.25 share of common stock in exchange for each share of common stock outstanding

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares will be rounded up to the nearest whole number of shares.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.